UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2008

JP MORGAN CHASE & CO.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

No. 001-05805	No. 13-2624428
(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(212) 270-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Item 3.03 Material Modification of the Rights of Security Holders.

Item 5.02 Departure of directors or certain officers; Election of directors; Appointment of certain officers; Compensatory arrangements of certain officers.

On October 28, 2008, JPMorgan Chase & Co. (the “Company”) issued to the United States Department of the Treasury (the “Treasury”), in exchange for aggregate consideration of $25,000,000,000, (i) 2,500,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series K, par value $1 and liquidation preference $10,000 per share (and $25,000,000,000 liquidation preference in the aggregate) (the “Series K Preferred Stock), and (ii) a warrant (the “Warrant”) to purchase up to 88,401,697 shares of the Company’s common stock, par value $1 per share (the “Common Stock”), at an exercise price of $42.42 per share, subject to certain anti-dilution and other adjustments. The issuance and sale is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act.

The Series K Preferred Stock will bear cumulative dividends at a rate of 5% per annum for the first five years and 9% per annum thereafter, in each case, applied to the liquidation preference thereof, but will only be paid when, as and if declared by the Company’s Board of Directors out of funds legally available therefor. The Series K Preferred Stock will rank pari passu with the Company’s existing 6.15% Cumulative Preferred Stock, Series E, 5.72% Cumulative Preferred Stock, Series F, 5.49% Cumulative Preferred Stock, Series G, Fixed-to-Floating Rate Non-cumulative Perpetual Preferred Stock, Series I and 8.625% Non-cumulative Perpetual Preferred Stock, Series J, in terms of dividend payments and distributions upon liquidation, dissolution and winding up of the Company.

The letter agreement including the securities purchase agreement — standard terms incorporated therein, dated October 26, 2008 (the “Purchase Agreement”), concerning the issuance and sale of the Series K Preferred Stock to the Treasury contains limitations on the payment of dividends on the Common Stock, including paying a quarterly cash dividend in excess of $0.38 per share, and on the Company’s ability to repurchase its Common Stock, grants the holders of the Series K Preferred Stock, the Warrant and the Common Stock to be issued under the Warrant certain registration rights and subjects the Company to certain of the executive compensation limitations included in the Emergency Economic Stabilization Act of 2008.

Copies of the Purchase Agreement, the form of Warrant and the Certificate of Designations relating to the Series K Preferred Stock are included as exhibits to this Report on Form 8-K and are incorporated by reference into Items 3.02 and 3.03 hereof. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 27, 2008, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations to its Restated Certificate of Incorporation establishing the terms of the Series K Preferred Stock. A copy of the Certificate of Designations is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed as part of this Report on Form 8-K:

3.1	Certificate of Designations for the Series K Preferred Stock, dated October 27, 2008.

3.2	Warrant to purchase up to 88,401,697 shares of Common Stock, issued on October 28, 2008.

99.1	Letter Agreement including the Securities Purchase Agreement – Standard Terms incorporated therein, dated October 26, 2008, between JPMorgan Chase & Co. and the United States Department of the Treasury.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO.
(Registrant)

By:	/s/ Anthony J. Horan
Name:	Anthony J. Horan
Title:	Corporate Secretary

Date: October 30, 2008